                                                                    EXHIBIT 10.8



                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement by and between

The TRYLON CORPORATION, a Company organized and existing under the laws of
----------------------
California with registered office in 970 West 190th Street, Suite 900, Torrance, California hereinafter referred to as "TRYLON",

                                      and

BRACCO S.p.A, a Company organized and existing under the laws of Italy with
------------
registered office in Milan, Via Egidio Folli No. 50, hereinafter referred to as "BRACCO"

                                    WHEREAS

- TRYLON is the owner or licensee of any and all rights - including know-how, patent and trademark - concerning the Product (as hereinafter defined), which is manufactured in TRYLON's plant.

- BRACCO is willing to execute an agreement with TRYLON for the exclusive distribution of the Product in the Territory and TRYLON is willing to grant such right to BRACCO at the terms and conditions herein set forth.

NOW IN CONSIDERATION OF THE PREMISES, WHICH FORM AN INTEGRAL PART OF THE PRESENT AGREEMENT, THE PARTIES HEREBY AGREE AS FOLLOWS.

ARTICLE I - Definitions

Wherever used in this Agreement the following terms shall have the following meaning:

1.01 "Product": shall mean the diagnostic device for vaginal illumination whose specifications are set forth as per Schedule A attached hereto, which forms an integral part of this Agreement, as well as any other improvement of it in the application field covered by this Agreement.

1.02 "Territory": shall mean the Republic of Italy, the Republic of San Marino and Vatican City.

1.03 "Trademark": shall mean the trademark "SPECULITE" filed to cover the Territory on January 10, 1996 application number RM96C000095.

1.04 "Patent Rights": shall mean the patent granted/issued and/or the intellectual property rights on the Product indicated in Schedule B hereto.

1.05 "Effective Date": shall mean the date, to be indicated in writing, in which BRACCO and TRYLON shall reach the agreement foreseen in para 9.03.

ARTICLE 11 - Grant

2.01 On the terms and conditions as set forth in this Agreement TRYLON hereby grants BRACCO, that accepts, the exclusive right of promoting, marketing and selling the Product in the Territory, using the Trademark.

2.02 By appointing BRACCO as its exclusive distributor in the Territory, it is intended and agreed that TRYLON shall not itself sell the Product in the Territory and shall not grant to any third party distribution rights or other rights in the Territory for the Product.

ARTICLE III - Right of First Refusal

    With reference to any improvement of the Product outside the application field governed by the rules of the present Agreement the Parties hereby agree that TRYLON shall grant to BRACCO a right of first refusal to market in the Territory, under terms to be proposed by TRYLON, any new product which embodies improvements of the Product in application fields other than that covered by the present Agreement.
    BRACCO's right of first refusal to any such product shall be exercisable only during the three (3) month period, beginning with TRYLON's offer of terms for marketing rights for that Product. BRACCO shall notify TRYLON in writing of its exercise of the right of first refusal.
    In case BRACCO does not exercise its right of first refusal within said three (3) month period, TRYLON shall be entitled to license a third party to market the particular product in the Territory on generally equivalent terms. BRACCO's right to market any product for which it has exercised its right of first refusal under this Paragraph shall terminate on expiry of five (5) years from the Effective Date of this Agreement or four (4) years of commercial sale of that product, whichever period is the last to expire. The Parties shall also agree upon reasonable minimum quantities to be purchased by BRACCO, during each year of such term. Such agreement shall take in any case into consideration the minimum purchase quantities, already agreed by the Parties for the Product.



ARTICLE IV - Trademark and Infringement

4.01 The Product shall be marketed by BRACCO in the Territory under the Trademark. The ownership of any rights in the Trademark shall remain solely with TRYLON and BRACCO shall only be entitled to use the Trademark for the purposes provided for in the present Agreement.

4.02 Trademark rights are secured and shall be maintained in the Territory by TRYLON in its own name and its costs, for the whole duration of the present Agreement. BRACCO shall do its best efforts to notify TRYLON as soon as possible of any infringements of the Trademark in the Territory which may come to its knowledge, and shall have the right to afford TRYLON full co-operation for the defense of the Trademark in the Territory.
        BRACCO shall reasonably assist TRYLON in taking the necessary measures in order to protect Trademark rights.

4.03 TRYLON shall take prompt action, at its expense, to stop all infringements of its Trademark in the Territory, including court action if necessary.
        TRYLON agrees to defend, indemnify and hold BRACCO harmless from any claims, suits or liability arising out from the marketing, advertising and/or sale or use, by BRACCO or its customers, of the Product under the Trademark, in case the Trademark infringes any trademark, trade name or other interest of any third party.

ARTICLE V - Patent Rights and Infringement

5.01 TRYLON shall be the sole responsible for the application, grant, maintenance and defense of the Patent Rights in the Territory and shall bear all relative costs.

5.02 TRYLON shall take prompt action, at its expense, to stop all infringements in the Territory of its Patent Rights, including court actions if necessary, being understood that, in order to achieve this aim, TRYLON shall choose, in its reasonable determination, which kind of legal actions are to be taken for the defensive strategy. In the event that BRACCO becomes aware that any of the Patent Rights is disputed or infringed by a third party, BRACCO shall promptly inform TRYLON thereof and reasonably assist TRYLON in taking measures necessary to protect the Patent Rights.

5.03 TRYLON shall indemnify BRACCO against any and all third party claims of patent infringement which may be asserted against it because of its marketing, advertising and/or sale of the Product in the Territory, to the extent BRACCO has not negligently or willfully contributed to the basis for such claim. TRYLON shall bear all costs and expenses incur-red in connection with the defence of any such claims or as a result of any settlement made or judgements rendered on the basis of such claims.

ARTICLE VI - Sales Permissions

6.01 BRACCO shall take all the necessary steps in order to secure and maintain those governmental approvals or official sales perrnissions, if any, from the competent Health Authorities which may be required for the sale of the Product in the Territory. It is understood that any application shall be filed in the name of TRYLON.

6.02 Any official costs (such as fees, stamps, annuities, etc.) imposed in the filing of the applications for or the obtention of the official sales permissions for the Product in the Territory or related to their maintenance in force, shall be reimbursed by TRYLON to BRACCO against supporting documents.

ARTICLE VII - Confidentiality

All information of a confidential nature disclosed by one Party to the other hereunder shall be marked as "CONFIDENTIAL" and, if orally given, confirmed in writing as "CONFIDENTIAL" within thirty (30) days of the disclosure and shall be used only for the purposes of this Agreement and shall not be revealed by the recipient to any person, company or firm other than its employees, who have a need to know such information, and such disclosures shall be made on a confidential basis. No disclosure shall be governed by this Article to the extent that the information disclosed shall be:

- public knowledge prior to or after disclosure other than through acts or omissions attributable to the recipient or its employees, or
-  already known to the recipient at the time of disclosure hereunder, or
- disclosed to the recipient by a third party having the right to use and disclose the same.
The present obligation shall survive the termination of this Agreement for whatever reason and shall remain in force for a period ending five (5) years after such termination.
Either Party undertakes not to reveal the content and/or the existence of this Agreement to third parties, without the previous written consent of the other Party.

ARTICLE VIII - Supplies

8.01    [Omitted]

8.02    [Omitted]

8.03    [Omitted]

8.04    [Omitted]

ARTICLE IX - Packaging

9.01 TRYLON undertakes to supply BRACCO with the Product packed with the indication of any warning, instruction and specification (e.g. batch number, expiry date, etc.) in full accordance with all the applicable laws, written in the Italian language.

9.02 BRACCO undertakes not to make any changes or integrations on the packagings of the Product as supplied by TRYLON without having previously obtained the written approval of TRYLON, provided however that at all events, BRACCO's name and houseman shall clearly appear on all the packagings,, leaflets and labels, together with the mention that the Product is manufactured by TRYLON and sold by BRACCO.

9.03 The parties shall cooperate in a very interactive manner in order to realize the correct packaging and labelling of the Product. For this purpose it is, however, agreed that in case the parties do not reach an agreement with reference to all the practical aspects ( e.g. translations, expenses, etc.) necessary for the realization of said correct packaging and labelling, within one hundred and eighty (180) days to be calculated as of the Effective Date, the present Agreement shall be considered forthwith terminated by the Parties at the expiration af said term, unless otherwise agreed in writing by BRACCO and TRYLON.

ARTICLE X - Promotion

10.01 BRACCO shall use its best endevours to promote the sale of the Product in the Territory by using adeguate promotional efforts. The times and the programs of launching, introduction and promotion of the Product in the Territory shall be negotiated and agreed between the Parties.

10.02 TRYLON shall keep BRACCO informed of all promotional activities concerning the Product outside the Territory. TRYLON shall also keep BRACCO informed, by advance written notice and in reasonable time, of all changes concerning the Product (e.g. changes in characteristics, performance, packaging, labelling, etc.).
        TRYLON shall provide to BRACCO, free of charge, the quantities of promotional materials in connection with the Product, that TRYLON and BRACCO shall agree and that TRYLON in any case customarily provides to other distributors of the Product outside the Territory.
        Upon the termination of this Agreement, and upon request of TRYLON, BRACCO shall return all such unused literature, drawings, and other sales materials to TRYLON.

10.03 The costs of medical visitors, distribution of samples, mailing of literature, circulars and advertising shall be borne by BRACCO.

10.04   [Omitted]

ARTICLE XI - New Experiences

11.01 The Parties undertake to put at each other disposal, free of charge, all results of new experiences made with the Product during the life of this Agreement.

11.02 TRYLON particularly undertakes to put at BRACCO's disposal, free of charge, the clinical studies and reports carried out by it or by third parties on the Product, even if not yet published,

11.03 The provisions set forth in para. 11.01 and 11.02 shall apply provided that the disclosing Party dord not 'eopardize or impair its, or a third party's, ability to publish such experience or findings, and provided that the disclosing Party has the night to disclose such information without the requirement from the receiving Party of incurring in additional costs or expenses.

ARTICLE XII - Warranties and Liabilities

12.01 TRYLON represents and warrants that the Product delivered to BRACCO shall confonn to the specifications submitted and listed in Schedule A and shall have a minimum shelflife of twenty-four (24) months from the date of delivery by TRYLON to BRACCO. The Product will be free from defects of whatever nature and shall be packed and shipped so as to avoid freight stress.
        TRYLON warrants the merchantability of the Product and its fitness thereof for the particular purpose for which it is sold and takes upon itself any responsibilities and liabilities applicable to the manufacturer of the Product, according to any applicable UE and/or local laws and regulations.
        Furthermore, TRYLON hereby declares that TRYLON itself and its manufacturer of the Product are in compliance with all the rules of the United States Food and Drug Administration ("FDA") and Good Manufacturing Procedures ("GMP") with respect to the Product, and that West Springfield facility at which the Product is manufactured has been approved by the FDA as a medical diagnostic manufacturing facility. TRYLON intends to comply with all the applicable U.E. and local laws and regulation with respect to the Product and undertakes to proceed diligently to effect such compliance, within one hundred and eighty
        (180) days as of the Effective Date. For this purpose, BRACCO agrees to cooperate with TRYLON and provide it with information and assistance.

12.02 Should BRACCO discover any batch of the Product failing to satisfy the specifications in Schedule A, TRYLON shall, within forty-five (45) days after receipt of a written notice from BRACCO, replace the Product at its own expense, including duties. BRACCO shall provide TRYLON with a sample of the defective Product reflecting the defects noted.

        As an alternative to replacement, BRACCO may elect to obtain the refund or credit of the purchase price and of the import duty, as well as the insurance and shipping costs.
        Any other quantity of the defective Product, other than the sample above mentioned, shall be, at TRYLON's election, either returned to TRYLON, or destroyed in accordance with the applicable laws in the Territory

12.03 TRYLON shall defend, indemnify and hold BRACCO harmless as to any product liability claims arising out of the use of the Product, except to the extent such claims arise out of or relate to mishandling, modification or misuse of the Product or otl-ier negligence by BRACCO.

12.04 TRYLON represents and warrants that it has the full right and power to grant the distribution rights set forth in Article Two (2) and that there are not outstanding agreements, assignments, or encumbrances of whatever nature inconsistent with the provisions of this Agreement. Without limiting the generality of the foregoing, TRYLON represents and warrants that: i) any and all authorizations or consents required to be obtained by the beneficial owner of the Patent Rights, in order to allow TRYLON to perform its obligations hereunder, have been obtained by TRYLON; ii) TRYLON shall fully comply with the terms and conditions set forth in the license agreement with the beneficial owner of the Patent Rights so as to avoid the lapsing or the impairment and/or other negative consequence of whatever nature to any of BRACCO's right granted under this Agreement.

ARTICLE XIII - Term and Termination

13.01 Unless sooner terminated as provided hereinafter, this Agreement, shall be binding upon the Parties promptly upon its signature and shall have an initial term of five (5) years as of the Effective Date. Thereafter, it shall be renewable for an additional five (5) year term and so on for other possible renewals, provided that each Party shall have the right to terminate this Agreement at the end of the initial term or of any renewal term, giving a twelve (12) month prior written notice to the other Party.

13.02 Either Party shall have the right to terminate at any time this Agreement by giving a thirty (30) day advance written notice to the other Party, should any of the following conditions arise:
a) the other Party changes substantially the ownership of its voting shares or otherwise its control, except: (i) such change takes place within the existing group of companies to which such other Party presently belongs to, or:(ii) the third party attaining a majority interest or control of said other Party is not one to which TRYLON or BRACCO have reasonable grounds for objection.
        Notwithstanding the foregoing, BRACCO shall be entitled to terminate the present Agreement under this sub-clause if any competitor of BRACCO, having its principal place of business in the Territory or anywhere else, purchases a fifteen percent (15%) or greater interest in TRYLON's voting stocks and/or assets or other interest.
b) the other Party becomes insolvent or goes into bankruptcy, liquidation, receivership or into any comparable proceedings for settlement of debts.

13.03 BRACCO shall have the option to terminate this Agreement upon a fortyfive (45) day prior written notice by registered letter if:
a) the warranties in Article XII are not met for two different Product shipments and BRACCO's quality control department has refused to accept such shipments in any consecutive twelve (12) month period. In the event this conditions occurs and TRYLON fails to remedy, as provided for in para 12.02, the present Agreement shall terminate at the end of the forty- fifth day herein foreseen. It is however understood that TRYLON shall bear no liability in case the Product has not been properly stored by BRACCO or in case of damages occurred during the relevant shipment.
c) the Product falls to comply with at least one (1) of U.E. and/or local laws or regulations in the Territory.

d) TRYLON has materially breached any of its other obligations hereunder. Notwithstanding the above, BRACCO shall not have the right to terminate the present Agreement as per para 13.03 b) or c) and d), unless it provides TRYLON a period of forty-five (45) days to cure and remedy said conditions. If the condition forming the basis for termination cannot, with diligent effort, be cured within such forty-five day period, TRYLON shall have a reasonable additional time to effect such cure, provided that TRYLON commences to cure the condition within such forty-five (45) day period, and proceeds diligently and continuously thereafter to cure the condition.

13.04 TRYLON shall have the option to terminate this Agreement upon a fortyfive (45) day prior written notice by registered letter if BRACCO does not perform the due payments at the terms and conditions set forth in Schedule C. Notwithstanding the above, TRYLON shall not have the right to terminate the present Agreement as per this Section 13.04 unless it provides BRACCO a period of forty-five (45) days to cure and remedy said condition. If the condition forming the basis for termination cannot, with diligent effort, be cured within such forty-five day period, BRACCO shall have reasonable additional time to effect such cure, provided that BRACCO commences to cure the condition within such forty-five (45) day period, and proceeds diligently and continuously thereafter to cure the condition.

ARTICLE XIV - Assignment

     Neither Party shall assign or otherwise transfer any of its right or obligations under this Agreement to any third party without the prior written approval and consent of the other Party.

     However, each Party shall be entitled to assign this Agreement (both rights and obligations) or delegate its obligation to be performed to an affiliate, without the prior approval of the other Party. For purpose of this Agreement, the term "affiliate" shall mean any corporation or business entity controlled by, controlling or under common control with such Party. In case of any assignment provided for herein, the assignor shall remain jointly and severally liable with the assignee for the proper performance by the assignee.

ARTICLE XV - Indemnity

     In case of termination of the present Agreement due to initiative of TRYLON, other than termination pursuant to Article 13 for BRACCO's unfullfillment, BRACCO shall be entitled to ask and receive from TRYLON an indemnity in money concerning any expense borne by BRACCO under this Agreement, and hereby mutually agreed by the Parties in a measure equal to fifty per cent (50%) of the net sales of the Product, made by BRACCO in the previous calendar year.

ARTICLE XVI - Rights and Duties after Termination

16.01 In the event of termination or expiration, BRACCO shall have the option, at its own discretion,
        a) to re-sell to TRYLON, even through a third party designated by this latter, all quantities of the Product in BRACCO's possession at prices not to exceed BRACCO's landed cost.
        b) to go on selling, using the Trademark, the quantities of Product in its possession, up to the exhaustion of the Product.

16.02 Such termination or expiration shall not affect the obligation of BRACCO to pay TRYLON any amount accrued to TRYLON under the provisions of this Agreement while it was in effect, to the extent that said amount cannot be compensated with any BRACCO's credit of whatever nature towards TRYLON. Furthermore, such termination or expiration shall not affect VII[ hereinbefore.

ARTICLE XVII - Force Majeure

If, in the performance of this Agreement, any obligation hereunder is prevented, restricted or interfered with by reason of any cause beyond the control of the affected Party, including but not limited to: war or hostility; crime, tort or other unlawful act, act of any government or agency, subdivision or branch thereof, strikes or other labour disputes; accident, fire, explosion, flood, storm or other act of God; fuel, power, inventory or machinery; technical failure; or, in general, any other contingency whatsoever (whether similar or dissimilar to those set forth herein), the Party so affected, upon prompt cabled notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference provided that the Party so affected shall use its best efforts to avoid or remove such cause or causes of non-performance and shall continue performance hereunder whenever such cause is removed. If the Party so affected cannot resume performance within six (6) months, the other Party shall have the right to terminate this Agreement.


ARTICLE XVIII - Notices

Any notice to be notified to the Parties hereto shall be mailed by telex or telefax and confirmed by registered airmail letter if intended for BRACCO to:

                                 BRACCO S.p.A.
                            Via Egidio Folli No. 50
                                  20134 NElan,
                                     ITALY

                         and if intended for TRYLON to:

                             THE TRYLON CORPORATION
                             970 West 190th Streeet
                                   Suite 900
                              90502-1037 Torrance
                                   CALIFORNIA


ARTICLE XIX - Applicable Law and Arbitration

The present Agreement is governed by the Italian law. All divergencies which might arise in relation to the present Agreement, including those concerning its validity, interpretation, performance, termination and expiration, will be settled by a decision of one arbitrator, to be named in accordance with the "National Arbitration Regulations" of the National and International Arbitration Chamber in Milan, which regulations the Parties expressively declare to know and accept, with particular reference, but not limited to, the modalities of appointment of the arbitrator. The arbitrator will decide in accordance with the rules of the Italian Civil Procedural Code (arbitrate rituale secondo diritto).
The place of arbitration shall be Milan and the language to be used in the arbitral proceedings shall be English.

The Parties undertake to give prompt execution to the award in no event later than ten (10) days from the date of the communication of the arbitrator's judgement. The fees and the expenses of such arbitration shall be borne by the losing Party.

ARTICLE XX - Amendments

20.01 The foregoing constitutes the entire agreement between the Parties about the promotion, marketing and sale of the Product in the Territory.

20.02 This Agreement shall not be considered as extended, cancelled or amended in any respect unless done so in writing by means of formal contractual Amendments to be executed by both Parties.


THIS AGREEMENT has been drawn up in duplicate, in witness whereof the Parties hereto have caused it to be duly executed by their respective officers hereunder duly authorized and each Party hereto shall receive one copy duly signed.

                      signed in Milan on February 14, 1996

The TRYLON CORPORATION                          BRACCO S.p.A.


     /s/ Martin L. Lonky                        /s/ Diana Bracco
 ------------------------                       --------------------
     Mr. Martin L. Lonky                        Dr.a Diana Bracco
        President                                General Manager

[CERTAIN PORTIONS OF THIS DOCUMENT, AS INDICATED WITHIN, HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST]

                                   SCHEDULE A
                                   ----------


                                 Specifications
                                 --------------


Products:
---------

1. Speculite - Blue/White


Descriptions:
-------------

1. Speculite: Chemiluminescent light sticks, with fracturable glass ampules imbedded in polypropylene containers, approximately 52 mm in length. Each light stick is packaged with a double sided adhesive polymer, intended to provide adhesive capability of the light stick to disposable and re-usable specula.


Medical Indication:
-------------------

Speculite, Blue/White - viewing pathological demarcations during speculoscopy procedures.



Packaging:
----------

to be agreed as per para. 9.3



The TRYLON CORPORATION                          BRACCO S.p.A.


  /s/ Martin L. Lonky                              /s/ Diana Bracco
------------------------                        ---------------------
  Mr. Martin L. Lonky                              Dr.a Diana Bracco
      President                                     General Manager

                                   SCHEDULE B
                                   ----------


                                 Patent Rights
                                 -------------


--------------------------------------------------------------------------------
      TITLE                   COUNTRY  FILED ISSUED   SERIAL REG.    EXPIRY DATE
                                                         No.
--------------------------------------------------------------------------------
Endoscopic                   EPO       01/23/85      86300457.8     1/23/2006
 Instruments
 and
 Illuminating
 Attachments
 for Same
--------------------------------------------------------------------------------
Same as above                Italy    Same as        0190014        Same as
                                      above                         above
--------------------------------------------------------------------------------



The TRYLON CORPORATION                          BRACCO S.p.A.


  /s/ Martin L. Lonky                              /s/ Diana Bracco
------------------------                        ---------------------
  Mr. Martin L. Lonky                              Dr.a Diana Bracco
      President                                     General Manager

                                   SCHEDULE C
                                   ----------


                                   [Omitted]



The TRYLON CORPORATION                          BRACCO S.p.A.


  /s/ Martin L. Lonky                              /s/ Diana Bracco
------------------------                        ---------------------
  Mr. Martin L. Lonky                              Dr.a Diana Bracco
      President                                     General Manager